AMENDED AND RESTATED FUNDING AGREEMENT

     THIS AMENDED AND RESTATED FUNDING AGREEMENT (the "Agreement") is made and entered into as of the 1st day of May, 2002 by and between Emeritus Corporation ("Emeritus") and HB-ESC I, LLC ("HB-ESC I"), HB-ESC II, LLC ("HB-ESC II") and HB-ESC V, LP ("HB-ESC V" and together with HB-ESC I and HB-ESC II, the "HB Entities").

                                    RECITALS

     A. Emeritus is a party to that Sale Contract dated as of April 4, 2002 among Integrated Living Communities of Alexandria, L.L.C., Integrated Living Communities of Lake Charles, L.L.C., Integrated Living Communities of Lafayette, L.L.C., Integrated Living Communities of Henderson, L.P., Integrated Living Communities of Oakwell, L.P., Integrated Living Communities of San Antonio, L.P. and Integrated Living Communities of McKinney, L.P. (the "Leased Facilities Seller"), and Emeritus, as Buyer (the "Leased Facilities Purchase Agreement"), pursuant to which Emeritus agreed to purchase the assets owned or leased by Leased Facilities Seller and used in connection with the leasing and operation of the assisted living facilities described therein (the "Leased Facilities") including Seller's rights under the Facility Leases (as defined in the Leased Facilities Purchase Agreement"). The Leased Facilities are leased from Health Care Property Investors, Inc. ("HCPI") and Healthcare Realty Trust ("HRT") and are hereinafter referred to as the "HCPI Facilities," a list of which is set forth in Exhibit A hereto and the "HRT Facilities," a list of which is set forth in Exhibit B hereto.

     B. Emeritus is also a party to that Sale Contract dated as of April 17, 2002, between Senior Lifestyle Shreveport, L.L.C., as Seller (the "Shreveport Seller" and together with the Leased Facilities Seller, the "Sellers"), and Emeritus, as Buyer (the "Shreveport Purchase Agreement" and together with the Leased Facilities Purchase Agreement, the "Purchase Agreements"), pursuant to which Emeritus agreed to purchase the real property and other assets owned by Shreveport Seller and used in connection with the ownership and operation of the assisted living facility described therein (the "Shreveport Facility" and together with the Leased Facilities, the "Facilities"). Immediately prior to Closing, Emeritus intends to assign to HB-ESC I, and HB-ESC I intends to assume from Emeritus, all of Emeritus' rights and obligations under the Shreveport
Purchase Agreement and HB-ESC I will thereafter purchase the Shreveport Facility, subject to the obligations of the Shreveport Seller under certain of the loan documents entered into by the Shreveport Seller with GMAC Commercial Mortgage Corporation ("GMAC"), which loan documents shall be assumed by HB-ESC I and concurrently amended by HB-ESC I and GMAC at the closing of the purchase of the Shreveport Facility by HB-ESC I (the "Shreveport Loan Documents"). The loan evidenced by the Shreveport Loan Documents will hereinafter be referred to as the "Shreveport Debt."

C. Under the terms of the Purchase Agreements, the Sellers have agreed to fund the Operating Losses (as defined in the Purchase Agreements) of the Facilities during a two year period after the closings of the transactions which are the subject of the Purchase Agreements subject to certain caps on the obligations of the Sellers thereunder.

D. As a result of certain accounting issues presented by the structure of the transaction, Emeritus agreed, with the consent of the Sellers, to assign to the HB Entities its rights and obligations under the Purchase Agreements, including its rights with respect to the funding of the Operating Losses, and the HB Entities agreed to engage Emeritus to operate the Facilities, and, in furtherance thereof, Emeritus and the HB Entities have entered into Management Agreements of even date herewith with respect to all of the Facilities, other than those which are located in Texas and leased from Healthcare Realty Trust as to which management agreements will be executed concurrently with the closing of the transaction related thereto as provided for in the Leased Purchase Agreement (the "Management Agreements").

E. Emeritus and the HB Entities previously entered into an Agreement dated as of May 1, 2002 (the "Original Funding Agreement") which documents (i) certain additional agreements which they have reached with respect to the Facilities and
(ii) certain amendments to the Management Agreements to the extent necessary to reflect such additional agreements.

F. In order to address certain concerns raised by GMAC with respect to the Original Funding Agreement and the Management Agreement related to the Shreveport Facility (the "Shreveport Management Agreement"), Emeritus and the HB Entities have agreed to amend and restate the Original Funding Agreement in its entirety.

G. The Original Funding Agreement provides that it may be amended by written agreement signed by Emeritus and the HB Entities.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED THAT THE ORIGINAL FUNDING AGREEMENT SHALL BE AND HEREBY IS AMENDED AND RESTATED IN ITS ENTIRETY AS
FOLLOWS:

1. For a period commencing on May 1, 2002 and ending on the earlier of (i) the date on which Emeritus acquires title to the Facilities from the HB Entities in accordance with Section 3 hereof or (ii) April 30, 2007 or (iii) the date on which the Management Agreements are terminated with respect to the Facilities in accordance with the terms of Section 2 hereof (the "Funding Period"), on the terms and conditions set forth herein, Emeritus shall be responsible for any Operating Losses (as defined in the Purchase Agreements) attributable to the Facilities, taken as whole, which are in excess of the sum of the cash receipts of the Facilities, taken as a whole, and the Operating Losses with respect to all of the Facilities taken as a whole actually funded by the Sellers under the terms of the Purchase Agreements (the "Covered Expenses"). In furtherance of the foregoing and for purposes of clarification, the parties further agree that regardless of the fact that the Operating Losses for the Leased Facilities and the Shreveport Facility are calculated separately under the Purchase Agreements, for purposes of determining the liability of Emeritus under this Agreement, such Operating Losses and the amount thereof which are funded by Sellers under the Purchase Agreements and which are to be funded by Emeritus under this Agreement shall be calculated on an aggregate basis for all of the Facilities taken as a whole. The parties further agree that the amount of Operating Losses to be funded by Emeritus shall not be affected by a breach by the Sellers of their obligations under the Purchase Agreements, it being understood and agreed that should such a breach occur, Emeritus will nonetheless be required to fund the Operating Losses of the Facilities in accordance with the terms of this Section 1 but the HB Entities shall, upon request, execute any and all documents which may be necessary to assign to Emeritus any rights which the HB Entities may have under the Purchase Agreements to pursue the Sellers and/or any guarantor of the Sellers' obligations, for a breach of their funding obligations under the Purchase Agreements.

In furtherance of the foregoing, Emeritus and the HB Entities acknowledge and agree that Section 4 of each Purchase Agreement establishes a mechanism for the submission of a Monthly Report (as defined in Section 4(b) of each Purchase Agreement) which will reflect the Operating Losses for the Leased Facilities and for the Shreveport Facility, as applicable, during the relevant reporting period and that Emeritus shall be required under the terms of this Agreement (A) during the first two years of the Funding Period, to be responsible for the aggregate Operating Losses reflected in the Monthly Report which relate to the Facilities, taken as a whole, and which are not covered by the total amount of the Monthly Reimbursement paid by the Sellers under the Purchase Agreements, (B) during the last three years of the Funding Period, to continue to prepare and submit to the HB Entities a Monthly Report for all of the Facilities, taken as a whole and (C) during the last three years of the Funding Period to be responsible for the aggregate Operating Losses reflected in the Monthly Report for the Facilities, taken as a whole. During the Funding Period, the obligation imposed on Emeritus under this Section 1 shall supersede any obligation imposed on the HB Entities under the terms of the Management Agreements to provide working capital for the Facilities.

2. In consideration for the obligations assumed by Emeritus pursuant to Section 1 hereof, the Management Agreements are amended to provide that (a) they shall have a term of five (5) years commencing on May 1, 2002 and ending on April 30, 2007 (the "Term") unless earlier terminated by the applicable HB Entity upon the occurrence of a Manager Event of Default (as defined in Exhibit C hereto) or by Emeritus upon the occurrence of a Licensee/Owner Event of Default (as defined in Exhibit D hereto) and by mutual agreement of the parties upon the acquisition of title to the Facilities by Emeritus, (b) that any and all references in the Management Agreements to the Commencement Date shall be May 1, 2002, (c) except with respect to the Shreveport Management Agreement which may only be terminated by HB-ESC I or Emeritus in accordance with the terms of this Section 2 and subject to any rights granted to GMAC under the documents evidencing the Shreveport Debt, an election by any HB Entity to terminate a Management Agreement shall be deemed to be an election by all of the HB Entities to terminate all of the Management Agreements and (c) to provide in the Shreveport Management Agreement that for so long as the Shreveport Debt remains outstanding, the reports due from Manager under Section I(G) thereof will also include the reports due from HB-ESC I with respect to Manager or the Shreveport Facility under Section 5.5 of the Loan Agreement included within the Shreveport Loan Documents assumed by HB-ESC I.

3.  In further consideration for the obligations assumed by Emeritus pursuant to
Section 1 hereof, each of the HB Entities acknowledges and agrees that Emeritus shall have the right between the date hereof and April 30, 2007 (the "Exercise Period"), on written notice to the HB Entities (the "Exercise Notice"), to require the HB Entities (i) to assign to it the Facility Leases and (ii) to convey to it title to the Shreveport Facility, subject, however, (A) if the Shreveport Debt to GMAC remains outstanding, to the receipt by HB-ESC I of the prior written consent and approval of GMAC or (B) if the Shreveport Debt has been refinanced, then to the receipt by HB-ESC I of the prior written consent and approval of the holder of the New Shreveport Loan (as defined below) if and to the extent such consent is required by the terms of the New Shreveport Loan documents,.

Conveyance of title to the Shreveport Facility shall be made only with the prior written consent and approval of GMAC (or, if applicable, the holder of the New Shreveport Loan), and the rights of Emeritus under this Section 3 shall be subject and subordinate to the rights of GMAC (or, if applicable, the holder of the New Shreveport Loan) and the obligations of the "Borrower" under the Shreveport Loan Documents (or the obligations of the "Borrower" under any of the New Shreveport Loan documents, if applicable), as such documents may be modified by agreement of Emeritus and GMAC (or the holder of the New Shreveport Loan, if applicable) at the time of, and as a condition to securing, such written approval, it being understood and agreed that it is the intent of the parties that Emeritus will assume the Shreveport Debt (or the New Shreveport Loan, if applicable) concurrently with its acquisition of title to the Shreveport Facility.

In furtherance of the foregoing, the HB Entities acknowledge and agree that in the event HB-ESC I refinances the Shreveport Debt at anytime during the Exercise Period, then HB-ESC I shall use its commercially reasonable efforts to ensure that any loan secured by it in conjunction with such refinancing transaction (the "New Shreveport Loan") shall specifically provide that the New Shreveport Loan is assumable by Emeritus in the event Emeritus exercises its rights granted under this Section 3 during the Exercise Period or if an assumable loan is not available, in the reasonable determination of HB-ESC I, on commercially reasonable terms, then the terms of the New Shreveport Loan shall not, without the prior written consent of Emeritus, which consent shall not be unreasonably withheld, vary materially from the terms of the loan evidencing the Shreveport Debt.

     In the event any of HCPI, HRT, GMAC or the holder of the New Shreveport Loan, if applicable, refuses for reasons beyond the reasonable control of Emeritus to consent to the assignment of its Facilities Leases or the assumption of the New Shreveport Loan, then, at the option of the HB Entities exercised by written notice to Emeritus, either none of the Facilities and the rights of the HB Entities therein shall be conveyed to Emeritus or such lease assignment/conveyance of title shall be effective as to those Facilities for which the necessary consents have been secured and, in either event, as to the remaining Facilities, Emeritus will continue to manage the same in accordance with the terms of the applicable Management Agreement as amended by this Agreement; provided, however, in the event that the only party refusing to grant the necessary consent is the holder of the New Shreveport Loan, then the HB Entities shall be required to transfer to Emeritus their rights with respect to all of the Facilities other than the Shreveport Facility and Emeritus will continue to manage the Shreveport Facility in accordance with the terms of the Shreveport Management Agreement, as amended by this Agreement.

The assignment of the Facility Leases and conveyance of title to the Shreveport Facility (i) shall be evidenced by conveyancing documents in substantially the same form and substance as those under which the HB Entities took title to the Facility Leases and/or the Shreveport Facility or under which the HB Entity later took title, in the case of any of the Leased Facilities which are acquired by the HB Entities during the Exercise Period and (ii) shall be subject to the payment by Emeritus at the closing of the assignment/conveyance transactions (A) to the applicable HB Entity of an amount equal to the sum of (I) all of its cash invested in connection with its acquisition of fee and/or leasehold title to and leasing/ownership of the Facilities (or so many thereof as are being conveyed to Emeritus pursuant to this Section 3) and (II) interest on such investment in an amount equal to 9% per annum calculated from the date of the investment to the Closing Date (as hereinafter defined) and (B) to the applicable HB Entity or appropriate third party of all of the costs of the transaction, including but not limited to, title insurance premiums, surveyor fees and expenses, legal fees for Emeritus and the HB Entities and other third party costs and expenses incurred in connection with the transaction. For purposes hereof, the Closing Date shall be defined as the date on which Emeritus acquires fee and/or leasehold title to the Facilities (or so many thereof as are being conveyed to Emeritus pursuant to this Section 3).

4.  In  further  consideration  for  the  obligations  assumed by Emeritus under
Section 1, the HB Entities shall, upon request, pay to Emeritus an amount equal to the sum of (i) all of the legal fees and expenses incurred by it in connection with the negotiation of the Purchase Agreement and the consummation of the transactions provided for therein and (ii) $15,000 per Facility to reimburse Emeritus for its due diligence costs and expenses incurred in connection with such transactions.

5. This Agreement represents the entire and final agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, discussions or writings with respect thereto including, but not limited to, the Original Funding Agreement. This Agreement may not be amended or modified except by written instrument signed by the parties hereto. In the event of a conflict between this Agreement and any or all of the Management Agreements, this Agreement shall control and this Agreement is intended to amend the Management Agreements in the manner provided for herein.

6. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.

7. Each of the parties acknowledges and agrees that it has participated in the drafting and negotiation of this Agreement. Accordingly, in the event of a dispute with respect to the interpretation or enforcement of the terms hereof, no provision shall be construed so as to favor or disfavor any party hereto.

8. In the event of dispute with respect to the interpretation or enforcement of the terms hereof, the prevailing party shall be entitled to collect from the other its reasonable costs and attorneys fees, including its costs and fees on appeal.

IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth above.


                         EMERITUS  CORPORATION


                         By:     /s/    Daniel  R.  Baty_______
                              Daniel  R.  Baty
                         Its:     Chief  Executive  Officer

          HB-ESC  I,  LLC

     By:     /s/    Daniel  R.  Baty_______
               Daniel  R.  Baty
               Manager

          HB-ESC  II,  LLC

     By:     /s/    Daniel  R.  Baty_______
               Daniel  R.  Baty
               Manager


     HB-ESC  V,  L.P.

     By:     HB-ESC  III,  LLC
Its:     General  Partner

          By:     /s/    Daniel  R.  Baty_______
                    Daniel  R.  Baty
                    Manager

                                    EXHIBIT A
                               THE HCPI FACILITIES

Kingsley  Place  at  Alexandria
351  Windermere  Blvd
Alexandria,  Louisiana

Kingsley  Place  at  Lake  Charles
2420  Country  Club  Road
Lake  Charles,  Louisiana

Kingsley  Place  at  Lafayette
215  West  Farrel  Road
Lafayette,  Louisiana

                                    EXHIBIT B
                               THE HRT FACILITIES

Kingsley  Place  of  Henderson
1000  Richardson  Drive
Henderson,  Texas

Kingsley  Place  at  Oakwell  Farms
3360  Oakwell  Court
San  Antonio,  Texas

Kingsley  Place  at  The  Medical  Center
9000  Floyd  Curl  Drive
San  Antonio,  Texas

Kingsley  Place  at  Stonebridge
1650  S.  Stonebridge  Drive
McKinney,  Texas

                                    EXHIBIT C
                            MANAGER EVENT OF DEFAULT

     With respect to Emeritus ("Manager"), it shall be an "Event of Default" under the Management Agreements:

(a) If Manager shall fail to keep, observe, or perform any material agreement, term, or provision of the Management Agreement, and such default shall continue for a period of thirty (30) days after Manager's receipt of notice of such default from the applicable HB Entity ("Licensee/Owner"), which notice shall specify in reasonable detail the event or events constituting the default; or

(b) If (i) Manager shall (A) apply for, or consent to, the appointment of a receiver, trustee, or liquidator of Manager of all or a substantial part of Manager's assets, (B) file a voluntary petition in bankruptcy, or admit in writing Manager's inability to pay Manager's debts as they become due, (C) make a general assignment for the benefit of creditors, or (D) file a petition or an answer seeking reorganization or arrangement with creditors or taking advantage of any insolvency law; or (ii) an order, judgment or decree shall be entered by a court of competent jurisdiction, on the application of a creditor (A) adjudicating Manager as bankrupt or insolvent, (B) approving a petition seeking reorganization of Manager, or (C) appointing a receiver, trustee, or liquidator for Manager or for all or a substantial part of Manager's assets; or

(c) If as a result of the acts or omissions of Manager an Event of Default shall occur under any of the Leases or any of the Shreveport Loan Documents; other than an Event of Default related to the failure of the Facility to comply with any financial covenants set forth in the Leases, or the Shreveport Loan Documents, which failure shall be subject to clause (d) below; or

(d) If any of the Facilities fails to comply with any financial covenants set forth in the Leases or in any of the Shreveport Loan Documents whether or not any cure period applicable to such failure has expired it being understood and agreed that Licensee/Owner shall have no obligation to grant Manager a right to cure any failure to comply with the financial covenants set forth in the Leases or in any of the Shreveport Loan Documents; or

(e) If Manager defaults in its funding obligations set forth in Paragraph 1 of the Amended and Restated Funding Agreement dated as of May 1, 2002 between Manager, Licensee/Owner and certain affiliates of Licensee/Owner and such default is not cured within ten (10) days after Manager's receipt of written notice from Licensee/Owner setting forth in reasonable detail the nature of such default.

                                    EXHIBIT D
                         LICENSEE/OWNER EVENT OF DEFAULT

     With respect to the HB Entities ("Licensee/Owner"), it shall be an Event of Default under the Management Agreements:

(a) If Licensee/Owner shall fail, other than as a result of a breach by Emeritus ("Manager") of its obligations under either that Amended and Restated Agreement dated as of May 1, 2002 between Licensee/Owner and its affiliates and Manager (the "Funding Agreement") or under the applicable Management Agreement in effect between such Licensee/Owner and Manager, to keep, observe, or perform any material agreement, term, or provision of this Agreement and such default shall continue for a period of thirty (30) days after Licensee/Owner's receipt of notice of such default from Manager, which notice shall specify in reasonable detail the event or events constituting the default;

(b) If Licensee/Owner shall fail, other than as a result of a breach by Manager of its obligations under either the Funding Agreement and/or the applicable Management Agreement, to make payments, or keep any covenants, owing to any third party and which would cause Licensee/Owner to lose possession of the Facility or any personal property required to operate the Facility in the normal course of operation; or

(c) If (i) Licensee/Owner shall (A) be dissolved, (B) apply for or consent to the appointment of a receiver, trustee or liquidator for Licensee/Owner or for all or a substantial part of Licensee/Owner's assets, (C) file a voluntary petition in bankruptcy or admit in writing its inability to pay Licensee/Owner's debts as they become due, (D) make a general assignment for the benefit or creditors, or (E) file a petition or an answer seeking reorganization or arrangement with creditors or taking advantage of any insolvency law; or (ii) an order, judgment or decree shall be entered by a court of competent jurisdiction, on the application of a creditor (A) adjudicating Licensee/Owner as bankrupt or insolvent, (B) approving a petition seeking reorganization of Licensee/Owner, or
(C) appointing a receiver, trustee or liquidator for Licensee/Owner or of all or a substantial part of Licensee/Owner's assets.